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                            RED BELL BREWING COMPANY

                             SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT is made this 17th day of July, 2001, by and between CDB FINANCE CORPORATION ("CDB"), and RED BELL BREWING COMPANY, a Pennsylvania corporation (the "Company").

                                   Background
                                   ----------

         Pursuant to promissory notes dated February 5, 2001, April 23, 2001 and April 27, 2001 (the "Notes"), CDB loaned the principal amount of $498,200 to the Company. Pursuant thereto, on August 5, 2001, the Company is obligated to deliver to CDB the amount of $58,192.30, on August 23, 2001 the Company is obligated to deliver to CDB the amount of $225,931.38, and on October 1, 2001 the further amount of $241,238.40 (collectively, "Amount Due"). In furtherance of the satisfaction of the Amount Due the Company is issuing to CDB shares of Common Stock of the Company (the "Common Stock").

                                    Agreement
                                    ---------

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Issuance and Sale of Stock.
                  --------------------------

                   A. Subject to the terms hereof, and in addition to the 100,000 shares to be issued pursuant to subsection B., the Company will issue up to 400,000 shares of Common Stock (the "Shares") to CDB. The Company will promptly deliver to CDB or its designated agent a certificate representing 200,000 of the Shares. It is intended by the parties hereto that following the registration thereof CDB may sell the Shares in the public market in order to obtain Net Proceeds (as defined below) to be applied towards the Amount Due. If, following the sale by CDB of these 200,000 Shares, the Amount Due has not been fully paid, then the Company shall, from time to time at the request of CDB, expeditiously issue to CDB up to 200,000 additional Shares in an amount to be agreed upon between CDB and the Company. For purposes hereof, "Net Proceeds" shall be defined as the actual proceeds from the sale of any Shares in the public market, less any brokerage commissions incurred by CDB. Upon the receipt in full of the Amount Due from any source whatsoever, CDB shall return to the Company for cancellation any Shares previously issued to it under this Agreement and which have not been sold pursuant to this Agreement.

                  B. In addition to the 400,000 shares referred to above, the Company will issue to CDB 100,000 shares of Common Stock (also known herein as the "Shares") as an inducement for the loan in the principal amount of $218,500 made on April 27, 2001 by CDB to the Company. These shares shall replace the 35,000 shares referred to in the Note relating to the loan. The Company will promptly deliver to CDB or its designated agent a certificate representing these 100,000 Shares.



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                  C. For the purposes hereof, the term "Shares" shall include and refer to all of the 500,000 shares of Common Stock referred to above.

         2. Registration of Shares. Promptly following the execution of this Agreement, the Company shall file a registration statement on Form SB-2 (the "SB-2 Registration Statement") registering the Shares in accordance with the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement"). CDB agrees that all sales of the Shares shall be sold pursuant to the manner of sale requirements set forth under Rule 144(f) of the Act.

         3. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to CDB:

                  A. The issuance of the Shares has been duly authorized by all necessary corporate action, and when issued, the Shares will be validly issued, fully paid and non-assessable. Upon transfer and delivery of the Shares, CDB shall obtain full legal title to all of such Shares, free and clear of any lien, charge or other encumbrance of any nature.

                  B. The execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary corporate action of the Company.

                  C. The Company has the full right, power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transaction described herein and therein. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

                  D. Upon the registration of the Shares pursuant to this Agreement and the Registration Rights Agreement, the Shares shall be fully tradable by CDB, free of any and all restrictions other than the manner of sale requirements set forth under Rule 144(f) of the Act.

         4. Representations and Warranties of CDB. CDB hereby makes the following representations and warranties to the Company:

                  A. CDB understands that the Shares are being offered and sold under an exemption from registration under the Act, and offering exemptions contained in the securities laws of Pennsylvania; that CDB is purchasing the Shares without being furnished any offering literature or prospectus of any sort relating to the Company; and that all documents, records and books pertaining to this investment and the Company have been made available by the Company to CDB and CDB's representatives.

                  B. CDB understands that the Shares have not, and except as provided in the Registration Rights Agreement between the parties, will not be registered under the Act or any state securities laws, and that in order to sell or transfer the Shares, such Shares must either be registered under such laws or an appropriate exemption from registration must be available.



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                  C. CDB is a bona fide resident and domiciliary of the
Commonwealth of Pennsylvania and has no present intention of becoming a resident or domiciliary of any other jurisdiction.

                  D. CDB is an accredited investor as defined in Rule 501 under the Act.

                  E. CDB understands and has fully considered, for purposes of this investment, that there are substantial restrictions on the transferability of the Shares and there is currently no established public market for the Shares and limited liquidity is present in connection with the Shares.

                  F. CDB has such knowledge and experience in financial and business matters that CDB is capable of evaluating the merits and risks of an investment in the Common Stock and of making an informed investment decision.

                  G. CDB confirms that in making its decision to purchase the Shares hereby subscribed for, CDB has relied solely upon its own independent investigation of the Company and the Security Documents, and not on any representations, warranties or statements made by or on behalf of the Company (other than those made herein), and that he has been given the opportunity to ask questions of and to receive answers from the Company concerning the Company, its financial condition and business, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

                  H. The Shares hereby subscribed for is being acquired by CDB in good faith solely for its own account for investment purposes only and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof (other than following the registration of such Shares pursuant to Section 6); CDB has no contract, understanding, undertaking, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Shares for which CDB hereby subscribes for or any part thereof. CDB understands that the legal consequences of the foregoing representations and warranties are that CDB must bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not been registered under the Act or applicable state securities laws and therefore cannot be sold unless such Shares are subsequently registered under the Act or applicable state securities laws (which the Company has agreed to do under the Registration Rights Agreement) or an exemption from such registration is available.

                  I. CDB consents to the placement of a legend on the certificate representing the Shares being purchased by CDB, which legend will be in substantially the following form (the "Securities Legend"):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SALE OR OTHER DISPOSITION OF THESE SECURITIES IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATUTES."

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         5. Additional Covenants of the Company.


         Upon the registration of the Shares pursuant to the Registration Rights Agreement, the Company shall promptly either remove the Securities Legend or issue an opinion of counsel to the transfer agent to the effect that sales of the Shares may be made without restrictions.

         6. Survival of Representations, Warranties, Covenants, Agreements and Remedies. Except as specifically provided otherwise herein, all representations, warranties, covenants, agreements and remedies of the parties hereto, shall survive the date hereof.

         7. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

         8. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder.

         9. Governing Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

         10. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and which together shall constitute a single agreement.

         11. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has executed this Subscription Agreement as of the date set forth above.


                            CDB FINANCE CORPORATION

                            By: /s/
                               --------------------------------------


                            RED BELL BREWING COMPANY


                            By: /s/ James R. Bell
                               --------------------------------------
                                     James R. Bell, President